Exhibit 16.1

April 22, 2019

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Streamline Health Solutions, Inc.’s statements included under Item 4.01(a) of its Form 8-K expected to be filed on April 22, 2019 and we agree with such statements concerning our firm.

/s/ RSM US LLP